UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020

COVETRUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7 Custom House Street

Portland, ME 04101

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (888) 280-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On September 9, 2020, Covetrus, Inc. (the “Company”) converted a portion of its 7.50% Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), issued to CD&R VFC Holdings, L.P. (the “Investor”), an affiliate of Clayton, Dubilier & Rice, LLC, on May 19, 2020. In connection with such conversion, the Company issued approximately 14.4 million shares of its common stock, par value $0.01 per share (the “Common Stock”), to the Investor, which, together with the shares of Common Stock previously owned by the Investor, results in the Investor owning approximately 19.99% of the Company’s outstanding shares of Common Stock. Following such conversion, the Investor will continue to own shares of Preferred Stock that are convertible into approximately 8.2 million shares of Common Stock (as may be adjusted pursuant to the terms governing the Preferred Stock).

The conversion of such shares of Preferred Stock on September 9, 2020 will result in a reduction to the Company’s cash dividend payments on the Preferred Stock by approximately $12.0 million on an annualized basis. The Company may convert additional shares of Preferred Stock into shares of Common Stock so long as the Investor will not own shares of Common Stock in excess of 19.99% of the Company’s outstanding shares of Common Stock, and the Company expects to seek shareholder approval to convert any remaining shares of Preferred Stock into shares of Common Stock no later than at its next annual meeting of shareholders. The conversion of the remaining shares of Preferred Stock into shares of Common Stock, assuming shareholder approval is obtained, will result in an additional reduction to the Company’s cash dividend payments on the Preferred Stock by approximately $6.8 million on an annualized basis.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This report contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, and actual results could differ materially from those anticipated due to a number of factors including, but not limited to, the Company’s ability to convert the shares of Preferred Stock and realize the cash dividend savings and the Company’s ability to obtain shareholder approval for the conversion of the remaining shares of Preferred Stock. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this report or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covetrus, Inc.

By:	/s/ Jamey Seely
Name:	Jamey Seely
Title:	General Counsel & Corporate Secretary

Date: September 9, 2020

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